<FILENAME>ims123006abi_ex99-1.txt


                        AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger, dated December 30, 2006 (this "Agreement"), is by and among International Monetary Systems, Ltd., a Wisconsin corporation ("Buyer"), IMS Holdings Inc., a New York corporation ("Newco"), Alliance Barter, Inc., a New York corporation ("ABI"), and Stephen E. Webster ("Shareholder").

   WHEREAS, the Board of Directors of each of Buyer and ABI believe it is in the best interest of each company and their respective shareholders that Newco, a wholly-owned subsidiary of Buyer, and ABI combine into a single company through the statutory merger of ABI with and into Newco (the "Merger") and, in furtherance thereof, have approved the Merger; and

   WHEREAS, pursuant to the Merger and subject to the terms and conditions of this Agreement, among other things (i) all of the issued and outstanding shares of common stock of ABI ("ABI Common Stock") shall be converted into the right to receive shares of voting common stock, $0.0001 par value per share, of Buyer ("IMS Common Stock"), and (ii) all of the issued and outstanding shares of common stock of Newco shall remain issued and outstanding and owned by Buyer; and

   WHEREAS, Buyer, Newco, ABI and Shareholder desire to make certain representations, warranties, covenants and other agreements in connection with the Merger;

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                 ARTICLE I
                                THE MERGER

1.1 The Merger. On the "Effective Date," as defined in Section 1.2 below, and subject to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law ("New York Law"), ABI shall be merged with and into Newco, the separate corporate existence of ABI shall cease, and Newco shall continue as the surviving corporation and a wholly-owned subsidiary of Buyer.
Newco as the surviving corporation after the Merger is sometimes referred to in this Agreement as the "Surviving Corporation."

1.2 Effective Date. Unless this Agreement is earlier terminated pursuant to Article V, the parties hereto agree to use their respective best efforts to consummate the Merger, effective as of January 31, 2007
(the "Effective Date"). The "Closing" shall be held at ABI's offices located at 1595 Elmwood Avenue, Rochester, New York, on such date and at such time as the parties shall agree upon in writing. The date upon which the Closing actually takes place is herein referred to as the "Closing Date." On the Closing Date, the parties shall cause a Certificate of Merger to be filed with the Department of State of the State of New York in accordance with the relevant provisions of New
York Law, to be effective as of the Effective Date.

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1.3 Effect of the Merger.  The effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, on the Effective
Date all property, rights, privileges, powers and franchises of ABI shall vest in the Surviving Corporation, and all debts, liabilities and obligations of ABI shall become the debts, liabilities and obligations of the Surviving Corporation.

1.4 Purchase Price and Payment. In connection with the Merger, Buyer will pay Shareholder an amount equal to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), payable on the Effective Date by the delivery of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) shares of IMS Common Stock (the "Merger Shares"). The Merger Shares will be restricted securities that are not registered under the Securities Act of 1933, as amended
(the "Securities Act"). On the Effective Date, (i) Shareholder shall cause to be delivered to Buyer one or more stock certificates representing all of the issued and outstanding shares of ABI Common Stock, in proper form for transfer, and (ii) Buyer shall deliver to Shareholder one or more stock certificates, at Shareholder's discretion with respect to the number of stock certificates and the number of Merger Shares represented by each stock certificate, representing in the aggregate Shareholder's ownership of the Merger Shares.

1.5 Earnest Money Deposit. Shareholder acknowledges that Fifty Thousand and 00/100 Dollars ($50,000.00) has been deposited with Shareholder by Buyer (the "Earnest Money"). The Earnest Money shall be returned to Buyer upon consummation of the Merger. Upon termination of this Agreement prior to consummation of the Merger, the Earnest Money shall be retained by Shareholder in accordance with the terms of Section 5.2 below.

1.6 Guaranty of Value of the Merger Shares. Buyer hereby guarantees that Shareholder will receive a minimum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), or seventy-five cents ($.75) per Merger Share (the "Guaranteed Price"), net after all commissions and other expenses of sale, upon his sale of the Merger Shares. This guaranty, and Buyer's obligations under this Agreement, will be secured by (i) a first priority security interest in all of the assets that vest in the Surviving Corporation on the Effective Date as a result of the Merger, and (ii) the establishment and funding of an escrow account in accordance with the terms set forth in
Section 1.8 below.

1.7 Security Agreement. At the Closing, Buyer and Shareholder will enter into the Security Agreement attached hereto as Exhibit A, to be effective as of the Effective Date.

1.8 Establishment of Escrow Account. As of the Effective Date, Buyer shall have established an escrow account at The Bank of Castile, a New York State chartered commercial bank (the "Escrow Account"). Commencing on the Effective Date and, subject to the terms and conditions set forth in Section 1.10 below, on or before the 20th day of each month thereafter for the following fifty-nine (59) months, Buyer will deposit $40,000 per month into the Escrow Account. In connection with the establishment of the Escrow Account, at the Closing Buyer, Shareholder and The Bank of Castile (as escrow agent) will enter into the Escrow Agreement attached hereto as Exhibit B, to be effective as of the Effective Date.

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1.9 Redemption of the Merger Shares.

   (a) Repurchase of All Merger Shares. If, as of January 31, 2012, Shareholder has not received, from (i) sales of Merger Shares, and/or (ii) retention of Merger Shares for investment pursuant to
Section 1.10(c) below, an aggregate amount equal to at least Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (net after all commissions and other expenses of sale), upon written request from Shareholder, Buyer will repurchase all remaining Merger Shares then held by Shareholder at the Guaranteed Price (and Buyer will pay any and all commissions or other expenses associated with such purchase and sale, if any).
The closing for the purchase and sale of Shareholder's remaining Merger Shares contemplated by this Section 1.9(a) shall take place within thirty (30) days following Buyer's receipt of Shareholder's written request.

   (b) Monthly Repurchases of Merger Shares. During each of the first sixty (60) months from and after the Effective Date, Shareholder may require Buyer to purchase from Shareholder up to 53,333 of the Merger Shares per month at the Guaranteed Price (and Buyer will pay any and all commissions or other expenses associated with such purchase and sale, if any). This right will be cumulative so that, in the event it is not exercised during any month, it will carry forward and be exercisable in any subsequent month. For example, if Shareholder does not exercise this right in two (2) separate months, in any subsequent month Shareholder would have the right to require Buyer to purchase 159,999 of the Merger Shares at a price of $120,000.00 (and Buyer will pay any and all commissions or other expenses associated with such purchases and sales, if any). To exercise his rights under this Section 1.9(b), Shareholder shall provide written notice to Buyer indicating the number of Merger Shares to be sold and the closing for the purchase and sale of such Merger Shares shall take place within fifteen (15) days following Buyer's receipt of Shareholder's written notice.

1.10 Release of Buyer's Obligations.

   (a) Market Conditions. Commencing on the earlier of (1) the effective date of registration of a minimum of two million
(2,000,000) of the Merger Shares, or (2) the first anniversary of the Effective Date:

   (i) If (A) shares of IMS Common Stock are trading on a national securities exchange at a per share price in excess of the Guaranteed Price for twenty (20) consecutive trading days, (B) the average daily trading volume for shares of IMS Common Stock is greater than 50,000 shares for such twenty (20) consecutive trading day period, and (C) Shareholder is eligible to resell the Merger Shares without restriction (under Rule 144, any other applicable securities laws, or otherwise), then Buyer shall have the right to give written notice to Shareholder of such circumstances and to require that Shareholder elect to either (1) sell 53,333 of the

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Merger Shares on the applicable national securities
exchange, (2) require Buyer to redeem 53,333 of the Merger Shares at the Guaranteed Price (and Buyer will pay any and all commissions or other expenses associated with such purchase and sale, if any), or (3) retain
53,333 of the Merger Shares for investment. Upon receipt of Buyer's written notice under this
Section 1.10(a)(i), Shareholder shall have fifteen (15) days within which to notify Buyer in writing of his election. If Shareholder fails to provide a response within fifteen (15) days, Shareholder shall be deemed to have elected to retain 53,333 of the Merger Shares for investment.

   (ii)If (A) shares of IMS Common Stock are trading on a national securities exchange at a per share price of at least $1.25 for a period of ninety (90) consecutive days, (B) the average daily trading volume for shares of IMS Common Stock is greater than 100,000 shares for such ninety (90) day trading period, and (C) Shareholder is eligible to resell the Merger Shares without restriction
(under Rule 144, any other applicable securities laws, or otherwise), then Buyer may provide to Shareholder a written opinion from a broker or market maker for IMS
Common Stock to the effect that such party believes it can sell a particular number of the Merger Shares for at least $1.00 per share and require that Shareholder elect to (1) sell all or a portion of that number of Merger
Shares on the applicable national securities exchange
(and, in the event that Shareholder does not receive at least $1.00 per share for such sales, net after all commissions and other expenses of sale, Buyer shall pay
Shareholder the amount of any such shortfall), and/or
(2) retain the remainder of that number of Merger Shares
(after giving effect to any sales under subsection (1)) for investment, in which case Buyer shall be relieved of all further obligations in respect of those Merger
Shares.

   (b) Election to Sell Merger Shares. In the event that, in response to a written notice from Buyer under subsection (a) above, Shareholder elects to sell 53,333 (or more) of the Merger Shares on the applicable national securities exchange, Buyer shall be relieved of its obligation under Section 1.9(b) above to repurchase such shares and its obligation under Section 1.8 above to make the $40,000 escrow deposit for the month in which such sale is consummated. Upon the sale of any Merger Shares, Shareholder shall notify Buyer within fifteen (15) days of such sale of the number of Merger Shares sold and the price received for such Merger Shares. For purposes of Section 1.9(a) above and
Section 1.10(d) below, the net price received, less commissions and other expenses of sale, shall be credited towards the total purchase price received by Shareholder for the Merger Shares.

   (c)Election to Retain Merger Shares. In the event that, in response to a written notice from Buyer under subsection (a) above, Shareholder elects to retain 53,333 (or more) of the Merger Shares for investment, whether by providing notice to Buyer or by failing to timely respond to Buyer's notice, Buyer shall be relieved of its obligation under Section 1.9(b) above to repurchase such shares and its obligation under Section 1.8 above to make the $40,000 escrow deposit for the month in which such election is effective. For purposes of Section 1.9(a) above and

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Section 1.10(d) below, any shares retained for investment under this Section 1.10(c) shall be credited at the Guaranteed Price towards the total purchase price received by Shareholder for the Merger Shares.

   (d) Prepayment of the Guaranteed Price. If, at any time after the first anniversary of the Effective Date, Shareholder is deemed to have received at least Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) through any combination of the following: (i) deposits by Buyer into the Escrow Account, (ii) sales of Merger Shares, (iii) retention of Merger Shares for investment as provided in subsection (c) above, and/or (iv) redemption of Merger Shares by Buyer, then all of Buyer's obligations under Sections 1.8 and 1.9 above shall be deemed satisfied and Buyer shall have the right to give written notice to Shareholder of such circumstances and to require that Shareholder elect to (A) require Buyer to redeem all or any portion of the Merger Shares then held by Shareholder at the Guaranteed Price (and Buyer will pay any and all commissions or other expenses associated with such purchase and sale, if any), and/or (B) retain all remaining Merger Shares (after giving effect to the redemption of any Merger Shares under subsection (A)) for investment, following which Buyer shall be relieved of all further obligations with respect to the remaining Merger Shares.

   1.11 Assignment of the Merger Shares. Notwithstanding any provision to the contrary set forth in this Agreement, Buyer acknowledges and agrees that Shareholder may transfer or assign up to five hundred thousand (500,000) of the Merger Shares, and all of his rights under this Agreement with respect thereto, to any transferee or assignee upon written notice to Buyer, and Buyer further agrees that any such transferee or assignee whom is a parent, grandparent, or lineal or collateral descendant of Shareholder shall be entitled to all of the rights granted to Shareholder under this Agreement with respect to such Merger Shares, including without limitation the rights set forth under Sections 1.8, 1.9 and 1.10 above.

                                 ARTICLE II
                            REGISTRATION RIGHTS

   2.1 Registration. Buyer will register a minimum of two million (2,000,000) of the Merger Shares (the "Registrable Securities") within six (6) months of the Effective Date, either as part of any other registration that Buyer may consummate, or as a separate registration specifically for the benefit of Shareholder.

   (a) Requested Registration. As soon as practicable following the written request of Shareholder, Buyer will effect a public registration of the Registrable Securities (including without limitation filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act by filing a registration statement covering the Registrable Securities; provided, however, that Buyer shall have the right to defer such filing for no more than six (6) months if, in the good faith judgment of Buyer's Board of Directors, such filing would be seriously detrimental to Buyer. The registration statement filed pursuant to the request of Shareholder may include other securities of Buyer.

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   (b) Buyer Registration.

   (i) If Buyer shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will (A) promptly give written notice to Shareholder, and (B) include in such registration (and any related qualification under blue sky laws or other compliance), all of the Registrable Securities requested to be included in such registration pursuant to a written request by Shareholder within fifteen (15) days after the written notice from Buyer described in clause (A) above is given. Such written request may specify that all or a part of Shareholder's Registrable Securities be included in such registration.

   (ii) If the registration for which Buyer gives notice is for a registered public offering involving an underwriting, Buyer shall so advise Shareholder as a part of the written notice given pursuant to subsection (i) above.
In such event, the right of Shareholder to have all or a portion of the Registrable Securities registered pursuant to this Section 2.1(b) shall be conditioned upon his participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. Shareholder shall (together with Buyer and any other holders of securities of Buyer with registration rights to participate therein by distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected by Buyer. Notwithstanding any other provision of this Section 2.1(b)(ii), if the underwriter advises
Buyer in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of shares to be included in the registration and underwriting. Buyer shall so advise Shareholder, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among Shareholder, Buyer and any other holders of securities of Buyer with registration rights to participate in such underwriting. If Shareholder does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from Buyer or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

   2.2 Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 above, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Buyer, and the reasonable fees and disbursements of counsel for Shareholder, shall be borne by Buyer.

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   2.3 Registration Procedures.  In the case of each registration effected by Buyer pursuant to this Article II, Buyer will keep Shareholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Buyer will:

   (a) Keep such registration effective for a period of one hundred twenty (120) days or until Shareholder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

   (b) Prepare and file such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

   (c) Cause all such Registrable Securities registered pursuant to
Article II hereunder to be listed on each securities exchange, if any, on which similar securities issued by Buyer are listed;

   (d) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(e) Otherwise comply with all applicable rules and regulations of the Securities and Exchange Commission.

In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, Buyer will enter into an underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities, provided such underwriting agreement contains customary underwriting provisions.

   2.4 Information from Shareholder. Shareholder shall furnish to Buyer such information regarding Shareholder and the distribution proposed by Shareholder as Buyer may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

   2.5 Indemnification.

   (a) By Buyer. To the extent permitted by law, Buyer will indemnify and hold harmless Shareholder, his heirs, beneficiaries, legal representatives, successors and assigns, from and against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or any rule or regulation thereunder applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration, qualification

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or compliance, and will reimburse Shareholder for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Buyer by Shareholder and stated to be specifically for use therein. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

   (b) By Shareholder. To the extent permitted by law, Shareholder will indemnify and hold harmless Buyer, its officers, directors, successors and assigns, from and against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any written information furnished by Shareholder to Buyer, and will reimburse Buyer for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that Shareholder will be liable in any such case solely to the extent that such claim, loss, damage, liability or action relates to the reasonable reliance by Buyer or any other third party upon such inaccurate information furnished by Shareholder.

   2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange
Commission that may permit the sale of restricted securities of Buyer to the public without registration, Buyer agrees to:

   (a) Make and keep public information regarding Buyer available as those terms are understood and defined in Rule 144 under the Securities Act;

   (b) File with the Securities and Exchange Commission in a timely manner all reports and other documents required of Buyer under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

   (c) So long as Shareholder owns any restricted securities, furnish to Shareholder forthwith upon written request a written statement by Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

   2.7 Transfer or Assignment of Registration Rights. The rights to cause Buyer to register the Registrable Securities granted to Shareholder under this Article II may be transferred or assigned by Shareholder to any transferee or assignee of the Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like); provided that
Buyer is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and, provided further, that the transferee or assignee of such rights assumes the obligations of Shareholder under this Article
II.
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                                ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

   3.1 Representations and Warranties. Each of Buyer, Newco and ABI hereby covenants, represents and warrants to the other parties hereto that:

   (a) Organization and Good Standing. It is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of its jurisdiction of incorporation.

   (b) No Violation. It is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, breached by or under which any default would occur as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

   (c) Due Authorization; Valid and Binding. It has the full power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) subject to general principles of equity. It has taken all actions necessary for the authorization, execution, delivery and performance by it of this Agreement.

   3.2 Representations and Warranties of ABI. ABI further covenants, represents and warrants to Buyer that, save and except as has been disclosed to Buyer:

   (a) Power of ABI. All corporate action on the part of ABI and its directors and shareholders necessary for the execution of this Agreement and the performance of ABI's obligations under this Agreement has been taken or will be taken prior to the Effective
Date. This Agreement has been duly executed and delivered by ABI and this Agreement is a legal, valid and binding obligation of ABI, enforceable against ABI in accordance with its terms.

   (b) No Conflicts. To Shareholder's knowledge, ABI's execution, delivery and performance in accordance with the respective terms of this Agreement and other transaction documents to which ABI is a party do not and will not (i) violate or conflict with any governmental requirement, (ii) breach or constitute a default under any agreement or instrument to which ABI is a party or
(iii) result in the creation or imposition of, or afford any person the right to obtain, any lien upon the assets of the Surviving Corporation. Furthermore, to Shareholder's knowledge, the execution and performance by ABI will not result in any of the following:
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   (i) the acceleration or mandatory prepayment of any
indebtedness of ABI or afford any holder of any of that indebtedness, or any beneficiary of those guaranties, the right to require Buyer or the Surviving Corporation to redeem, purchase, or otherwise acquire, reacquire or repay any of that indebtedness, or to perform any of those guaranties;

   (ii) cause or result in the imposition of, or afford any person the right to obtain, a lien upon any property or assets of the Surviving Corporation, or upon any revenues, income or profits of the Surviving
Corporation; or

   (iii) result in the revocation, cancellation, suspension or material modification of any governmental approval possessed by ABI immediately prior to the Effective Date and necessary for the ownership, lease or operation of its properties or the carrying on of its business as now conducted including any necessary governmental approval under each applicable environmental law and industry law.

   (c) Reports; Notices. To Shareholder's knowledge, no reports or notices to report, or filings with, any governmental authority are required to be made by ABI for the execution, delivery or performance by ABI of this Agreement, the enforcement against ABI of its obligations thereunder, or the effectuation of the Merger and the other transactions contemplated thereby.

   (d) Litigation. To Shareholder's knowledge, ABI is not aware of any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of its assets. To Shareholder's knowledge, ABI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. ABI is not presently engaged in any legal action to recover monies due to, or damages sustained by, ABI.

   (e) Financial Statements. Attached hereto as Schedule 3.2(e) are the compilation financial statements for ABI as of and for the period ended December 31, 2005 (the "Financial Statements").
Since the date of the Financial Statements, no unapproved material change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of ABI that could reasonably be expected to have a material adverse effect on its business or operations. Buyer acknowledges and agrees that certain collection actions and activities of ABI against former members of ABI's barter trade exchange business ("Old Collection Matters") are not accounted for in the Financial Statements and that such Old Collection
Matters will be assigned by ABI to Shareholder on or prior to the Closing Date. Shareholder acknowledges and agrees that Buyer shall have no obligation with respect to the Old Collection
Matters.  On the Effective Date, (i) all assets of ABI necessary

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for the conduct by the Surviving Corporation of the barter trade exchange business operated by ABI prior to the Effective Date, including without limitation at least $500,000 in cash and cash equivalents, all current accounts receivable and all member account balances, shall vest in the Surviving Corporation, and
(ii) all debts, liabilities and obligations of ABI disclosed on the Financial Statements or otherwise disclosed in writing to Buyer, including without limitation any account balances and corporate deficits, shall become the debts, liabilities and obligations of the Surviving Corporation, and Shareholder shall have no further obligation or liability with respect to such debts, liabilities or obligations.

   (f) Disclosure. To Shareholder's knowledge, and as of the date of this Agreement, the information that has been furnished to Buyer by or on behalf of ABI prior to the date of this Agreement does not contain any untrue statement of a material fact or fails to state a material fact necessary in order to make the statements contained herein not materially misleading in light of the circumstances under which those statements were made.

   (g) Compliance with Laws.  ABI, to Shareholder's knowledge:

   (i) possesses all necessary certifications and licenses and similar governmental approvals required for the conduct of its business;

   (ii) is in compliance in all material respects with the terms and conditions of all governmental approvals necessary for the ownership or lease and the operation of its properties and the carrying on of its business as now conducted;

   (iii) has not received, nor has any employee received, any notice from a governmental authority which asserts, or raises the possibility of assertion of, any non-compliance with any of those governmental requirements;
and

   (iv) is unaware of any condition or state of facts which would provide a valid basis for any such assertion.

   (h) Assets. ABI, to Shareholder's knowledge, has good and marketable title to all of the assets necessary for the conduct of the barter trade exchange business operated by ABI prior to the Effective Date and that will vest in the Surviving Corporation on the Effective Date as a result of the Merger. All of the assets which will vest in the Surviving Corporation on the Effective Date as a result of the Merger are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions.

   (i) Liabilities of ABI. ABI warrants that ABI shall be free and clear of any liabilities as of the Effective Date, except positive and negative trade account balances as of the Effective Date, disclosed employee benefit plans, tax reporting and payment obligations related to periods from and after January 1, 2007, and utility and similar bills incurred in the ordinary course of business.

   (j) Client List. Schedule 3.2(j) sets forth a complete and accurate list of all of ABI's member accounts, including member balances, as of the date hereof. ABI will update Schedule 3.2(j) at and as of the Effective Date.

   (k) Other Material Contracts.  Except as set forth on
Schedule 3.2(k), ABI is not a party to, nor is the property of ABI bound by, any representative or agency agreement; any agreement not entered into in the ordinary course of business; any indenture or lease; or any other agreement which, upon consummation of the Merger, will have a material adverse effect on the Surviving Corporation.

                                  ARTICLE IV
                       ADDITIONAL COVENANTS AND AGREEMENTS

   4.1 Covenant Not to Compete. As part of the consideration for the Merger Shares to be delivered to Shareholder, Shareholder agrees not to engage in a barter trade exchange business competitive with the Surviving Corporation for a period of three (3) years from and after the Effective Date. Notwithstanding the foregoing, Buyer acknowledges and agrees that this covenant not to compete shall terminate and be deemed null and void and unenforceable against Shareholder in the event that (i) Buyer or Newco is in breach or default of any representation, warranty, covenant or agreement of Buyer or Newco set forth in this Agreement and such breach or default remains uncured for a period of twenty (20) days following written notice from Shareholder of such breach or default, or (ii) Shareholder takes title to those assets that vest in the Surviving Corporation on the Effective Date as a result of the Merger, in accordance with the terms and conditions of the Security Agreement. In the event that Shareholder takes back title to those assets (including without limitation the then current member account balances) that vest in the Surviving Corporation on the Effective Date as a result of the Merger pursuant to the terms of the Security Agreement, Buyer agrees that it will not solicit or compete for the member accounts reacquired by Shareholder from the Surviving Corporation for a period of three (3) years thereafter.

   4.2 ABI Accounting Software. It is understood that the accounting software utilized by ABI in the conduct of its business is provided by a third party. ABI and Shareholder shall use their best efforts to secure access to such software for Buyer so that all data related to ABI's business may be converted and transferred into the TradeWorks software currently being used by Buyer.

   4.3 Seat on Buyer's Board of Directors. From and after the Effective Date, and until such time as Shareholder has received (from sales of Merger Shares and/or the retention of Merger Shares for investment pursuant to Section 1.10(c) above) an aggregate amount equal to at least Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (net after all commissions and other expenses of sale), (i) Shareholder shall be entitled to a seat on Buyer's Board of Directors, and (ii) Shareholder shall be entitled to invite an additional representative to attend all meetings of Buyer's Board of Directors in a non-voting observer capacity and to receive copies of all information and materials provided to Buyer's directors.
Acceptance of a seat on Buyer's Board of Directors shall be at Shareholder's discretion and, if Shareholder elects not to accept a seat on Buyer's Board of Directors, Shareholder shall remain entitled to attend all meetings of Buyer's Board of Directors in a non-voting observer capacity and to receive copies of all information and materials provided to Buyer's directors.

   4.4 No-Shop Clause. Shareholder hereby agrees not to pursue or entertain any additional offers for all or substantially all of the assets or the capital stock of ABI from any other source. This provision shall expire on the earlier of (i) the termination of this Agreement,
(ii) the Effective Date, or (iii) January 31, 2007, unless the parties agree in writing to an extension.

   4.5 Lease of ABI Facility. At the Closing, Shareholder (in his capacity as landlord of the premises located at 1595 Elmwood Avenue, Rochester, New York) and Buyer will enter into the Lease Agreement attached hereto as Exhibit C, to be effective as of the Effective Date.

   4.6 Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code. Notwithstanding the foregoing, neither Buyer nor Shareholder makes any representation that the transaction will, in fact, constitute a reorganization. If it does not, each party hereto shall be responsible for all taxes, expenses, fees, penalties or other costs associated with the reclassification of the transactions contemplated by this Agreement.

   4.7 Conduct of Business Prior to the Effective Date. From and after the date of this Agreement until the Effective Date, except as otherwise contemplated by the terms of this Agreement, Shareholder will cause
ABI to conduct its business in the ordinary course, consistent with past practices. In connection therewith, Buyer acknowledges that ABI may distribute to Shareholder any and all cash revenue and trade income received by ABI from and after the date of this Agreement through the Effective Date. Notwithstanding any provision to the contrary herein, Buyer and Shareholder acknowledge and agree that Shareholder shall be solely responsible for any and all tax reporting and payment obligations of ABI related to periods through and including December 31, 2005, and Buyer shall be solely responsible for any and all tax reporting and payment obligations of ABI related to periods from and after January 1, 2007 through the Effective Date. In connection with the foregoing, each of the parties hereto agrees to cooperate with the other parties hereto and to provide reasonable access to pertinent information and records to the extent needed by any party to prepare any tax reports or returns or respond to any inquires related thereto.

                                ARTICLE V
                               TERMINATION

   5.1 Termination Events. This Agreement may be terminated and the Merger contemplated by this Agreement may be abandoned (i) at any time upon the mutual written agreement of Buyer and Shareholder, (ii) by Buyer or by Shareholder at any time upon fifteen (15) days prior written notice to the other, if the other party is in material breach or default of any of its covenants, agreements or other obligations under this Agreement and fails to cure such breach or default within the fifteen (15) day period following such written notice, or (iii) by Buyer or Shareholder upon written notice, if the Merger has not been effectuated by January 31, 2007, for any reason other than a breach or default by such party or its affiliate(s) of its respective covenants, agreements or other obligations under this Agreement.

    5.2 Effect of Termination; Limitation of Liability. If this Agreement is terminated pursuant to Section 5.1, all obligations of the parties under this Agreement will terminate, except that (i) each party will pay the costs and expenses incurred by it in connection with this Agreement, and no party will be liable to any other party for any costs, expenses or damages except as expressly provided below, and
(ii) each party will return all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether so obtained before or after execution hereof, to the party furnishing the same. In the event that the Merger does not occur, neither party to this Agreement will be liable for any incidental, consequential, exemplary, special or punitive damages in connection with any claim for breach of this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, upon termination of this Agreement, the Earnest Money shall be retained by Shareholder; provided, however, that the Earnest Money shall be returned to Buyer in the event that Buyer terminates this Agreement under Section 5.1(ii).

                                  ARTICLE VI
                               INDEMNIFICATION

   6.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other agreement delivered hereunder will survive the Effective Date for a period of eighteen (18) months.

   6.2 Indemnification by ABI and Shareholder. Each of ABI and Shareholder hereby covenants and agrees, jointly and severally, to defend, indemnify and hold harmless Buyer and the Surviving Corporation, and their respective directors, officers, shareholders, agents, representatives, successors and assigns, from and against any and all losses, costs, expenses, liabilities, claims, demands, judgments and settlements, including without limitation reasonable attorney fees, to the extent the same are not covered by insurance, which arise out of the breach by ABI or Shareholder of any representation or warranty made by ABI or Shareholder pursuant to this Agreement.

   6.3 Indemnification by Buyer and the Surviving Corporation. Each of Buyer and the Surviving Corporation hereby covenants and agrees, jointly and severally, to defend, indemnify and hold harmless ABI and Shareholder, and their respective directors, officers, shareholders, agents, representatives, heirs, beneficiaries, successors and assigns, from and against any and all losses, costs, expenses, liabilities, claims, demands, judgments and settlements, including without limitation reasonable attorney fees, to the extent the same are not covered by insurance, which arise out of the breach by Buyer or the Surviving Corporation of any representation or warranty made by Buyer or the Surviving Corporation pursuant to this Agreement.

   6.4 Exclusivity. The parties hereto acknowledge and agree that the purpose of the representations and warranties in this Agreement is to give the aggrieved party the right to be indemnified pursuant to this Agreement. Accordingly, each of the parties hereto acknowledges and agrees that, except for the equitable remedies that may be available as a result of a breach or threatened breach of the terms and conditions of Section 4.1, or any claim of or action for fraud, the indemnification rights of the parties under this Article VI represent the sole and exclusive remedy that the parties hereto have with respect to any misrepresentation or breach of any warranty under this Agreement on the part of any party hereto.

   6.5 Recovery of Indemnification Obligations. Buyer hereby acknowledges and agrees that its sole recourse to recover for its rights to indemnification under Section 6.2 above shall be limited to (i) the return by Shareholder of Merger Shares issued to Shareholder, or
(ii) if Shareholder no longer holds a sufficient number of Merger
Shares to satisfy Buyer's indemnification claim, or otherwise at the election of Shareholder, a cash payment equal to the amount of the indemnified claim. In the event that Shareholder returns Merger
Shares to Buyer in accordance with the foregoing, the value of each share returned shall be an amount equal to the average closing sales price for shares of IMS Common Stock as reported on the applicable securities exchange for the most recent fifteen (15) trading days ending on the day immediately prior to the date upon which it is determined that Shareholder is required to return Merger Shares to Buyer.

                               ARTICLE VII
                           GENERAL PROVISIONS

   7.1 Public Notices. The parties agree that all notices to third parties and all other publicity concerning the Merger shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the other parties hereto unless such disclosure shall be required to meet timely disclosure obligations of any party under applicable securities laws and stock exchange rules in circumstances where prior consultation with the other party is not practicable.

   7.2 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

   7.3 Notices. All payments and communications which may be or are required to be given by either party shall, in the absence of a specific provision to the contrary, be in writing and delivered or sent by facsimile to the parties at their following respective addresses and shall be deemed to have been received at the time of delivery or facsimile transmission as the case may be. Either party may from time to time change its address by providing written notice to the other party.

For ABI or Shareholder:	Mr. Stephen E. Webster
                        1595 Elmwood Avenue
                        Rochester, NY  14620
                        Facsimile:  (585) 244-9042

For Buyer:              International Monetary Systems, Ltd.
                        Attn: Donald F. Mardak, President
                        16901 W. Glendale Drive
                        New Berlin, WI 53151
                        Facsimile: (262) 780-3655

   7.4 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.
Venue for any disputes arising from this Agreement shall be placed with the courts of the State of New York or the courts of the State of Wisconsin. The parties hereto hereby irrevocably submits to the jurisdiction of any state or Federal court located in the State of New York or the State of Wisconsin and agree that process may be served upon it by any means resulting in actual notice to it.

   7.5 Assignment. Except as expressly permitted elsewhere in this Agreement, neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of all other parties hereto. Subject thereto, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

   7.6 Entire Agreement. This Agreement, together with all Exhibits and Schedules attached hereto, represents the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements or understandings among the parties with respect to the subject matter hereof, including without limitation that certain Memorandum of Intent, dated November 17, 2006. Each party acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by all parties hereto.

   7.7 Further Assurances. The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby and each party hereto shall provide such further documents or instruments required by the other parties as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

   7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   7.9 Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

INTERNATIONAL MONETARY SYSTEMS, LTD.      ALLIANCE BARTER, INC.


By:  /s/ Donald F. Mardak                  /s/ Stephen E. Webster
     ----------------------------          ---------------------------
     Donald F. Mardak, President           Stephen E. Webster, President

                                           /s/ Stephen E. Webster
                                           ---------------------------
                                           Stephen E. Webster, Individually

IMS HOLDINGS INC.

By: INTERNATIONAL MONETARY SYSTEMS,LTD.,
    its sole shareholder

By:  /s/ Donald F. Mardak
     ----------------------------
     Donald F. Mardak, President

                                     EXHIBIT A
                             Form of Security Agreement

   THIS SECURITY AGREEMENT, dated as of January 31, 2007, is given by INTERNATIONAL MONETARY SYSTEMS, LTD., a Wisconsin corporation with its principal place of business located at 16901 W. Glendale Drive, New Berlin, Wisconsin 53151 ("Debtor"), to STEPHEN E. WEBSTER, an individual with a mailing address at 1595 Elmwood Avenue, Rochester, New York 14620 ("Creditor").

   Debtor and Creditor are parties to a certain Agreement and Plan of Merger, dated December 30, 2006 (the "Merger Agreement"), by and among Debtor, IMS Holdings Inc., a New York corporation ("Newco"), Alliance Barter, Inc., a New York corporation ("Alliance Barter"), and Creditor, pursuant to which, among other things, (i) the parties agreed to merge Alliance Barter with and into Newco (the "Merger"), and
(ii) Debtor agreed to transfer 3,333,333 shares of its voting common stock, $0.0001 par value per share, to Creditor in satisfaction of the $2,500,000.00 to be paid Creditor in connection with the Merger.

   Pursuant to the terms and conditions of the Merger Agreement, Debtor agreed to secure certain of its obligations thereunder by granting to Creditor a security interest in all of the assets of Alliance Barter that vest in Newco as a result of the Merger.

   Unless otherwise expressly provided in this Security Agreement, all capitalized terms in this Security Agreement shall have the meanings given to them in the Merger Agreement and, unless otherwise provided in this Security Agreement, all terms shall have the same meanings as given to them in the Uniform Commercial Code of the State of New York, as amended from time to time.

   1. Security Interest. Debtor hereby grants a security interest to Creditor in the "Collateral," as defined in Section 2 below, to secure the obligations of Debtor to Creditor under the Merger Agreement, together with all costs of enforcement and collection thereof, including any and all interest accrued thereon and all reasonable attorneys' fees and disbursements incurred by Creditor in connection therewith (hereinafter collectively called the "Obligations").

   2. Collateral. The Collateral of this Security Agreement consists of all of the assets and property of Newco, including without limitation all goods, tangible property, machinery, equipment, furniture, fixtures, vehicles, parts, general accounts, specific accounts, inventory, chattel paper, contract rights, documents, instruments, choses in action, general intangibles, goodwill and intellectual property, of any kind or nature in which Newco has an interest now or in the future, and which are now existing or hereafter created or acquired, together with any and all additions, replacements, accessions and substitutions thereto or therefor, and any proceeds thereof (hereinafter collectively called the "Collateral").

   3. Debtor's Representations and Warranties. Debtor represents and warrants and, so long as any of the Obligations remain outstanding, shall continue to represent and warrant, that:

   (a) Debtor shall keep, and cause Newco to keep, the Collateral free of all security interests, liens or other encumbrances other than the security interest granted herein;

   (b) Debtor is authorized to enter into this Security
Agreement and the transactions contemplated hereby; and

   (c) This Security Agreement is effective to vest in Creditor the security interest in the Collateral as set forth herein.

   4. Covenants of Debtor. So long as any of the Obligations remain unpaid, Debtor:

   (a) Will keep, and cause Newco to keep, the Collateral free from all security interests, liens or other encumbrances other than the security interest granted herein;

   (b) Will not, and will not permit Newco to, sell, transfer, assign or otherwise dispose of any Collateral or any interest therein, except in the ordinary course of business consistent with past practices or to Debtor, upon prior written notice to Creditor, as part of any permitted merger or consolidation of Newco with and into Debtor;

   (c) Upon and during an Event of Default under this Security Agreement, will deliver, or cause Newco to deliver, to Creditor upon demand any documents of title, chattel paper, invoices, shipping or delivery receipts, purchase orders, contracts or other documents representing or concerning the Collateral or any part thereof and any proceeds and any and all other schedules, documents and statements which Creditor may from time to time reasonably request;

   (d) On request of Creditor, will advise Creditor promptly in writing, in sufficient detail, of any substantial change in the Collateral and of the occurrence of any event which would have a material effect on the value of the Collateral as a whole or on the lien and security interest granted to Creditor herein;

   (e) Will, upon Creditor's reasonable request, deliver, or cause Newco to deliver, to Creditor such financing statements and will execute and deliver such other papers and do all acts as in Creditor's reasonable judgment may be necessary or appropriate to establish and maintain a valid and perfected security interest in the Collateral, and, on Debtor's failure to do so, Creditor may sign any such papers on Debtor's behalf;

   (f) Will promptly notify Creditor in writing of any change in Debtor's or Newco's business address or state of organization and of any changes in the locations or of the existence of additional locations at which the Collateral or records concerning it are kept and, if any such change in location requires a refiling of a financing statement to perfect the security interest in any of the Collateral or is to a place without the state in which the Collateral is located on the date hereof, will not change such location or state of organization without at least thirty (30) days prior written notice to Creditor;

   (g) Will keep, and cause Newco to keep, the Collateral in good condition and repair, and will not allow it to be misused or abused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its intended primary use, and will not use it in violation of any provisions of this Security Agreement, any applicable statute, regulation or ordinance, or of any policy insuring it;

   (h) Will pay, or cause Newco to pay, promptly, when due, all taxes and assessments upon the Collateral;

   (i) Will, at all times, keep, or cause Newco to keep, the Collateral fully insured with financially sound and reputable insurers against such casualties and contingencies and of such types and in such amounts as are reasonable and will deliver certificates and policies evidencing the insurance coverage of the Collateral to Creditor upon reasonable request; and Debtor hereby assigns to Creditor any and all monies which may become due and payable under any policy insuring the Collateral, directs any such insurance company to make payments directly to Creditor and authorizes Creditor to apply such monies and payment on account of the Obligations, whether or not due, and to remit any surplus to Debtor; and

   (j) Will notify creditor promptly of any change in Debtor's or Newco's name or form of entity; provided, however, such notification shall not occur more than thirty (30) days following the effective date of any such change.

   5. Default. Any of the following events or conditions shall constitute an "Event of Default" hereunder:

   (a) Default by Debtor in the prompt performance of any of the material terms, obligations, covenants or provisions contained or referred to in this Security Agreement, the Merger Agreement or that certain Lease Agreement, entered into as of the 31st day of January, 2007, by and between Creditor and Debtor, for the premises located at 1595 Elmwood Avenue, Rochester, New York;

   (b) Institution of any voluntary proceedings by or involuntary proceedings against Debtor or Newco are commenced under any provision of any federal or state laws relating to bankruptcy or insolvency, or institution of any formal or written proceeding for the dissolution or liquidation of, or winding up of the affairs of, Debtor or Newco; and

   (c) Sale, assignment, transfer or delivery of all or substantially all of the assets of Newco and/or Debtor, merger or consolidation of Newco and/or Debtor with or into another entity such that Newco and/or Debtor is not the surviving entity, or cessation by Newco and/or Debtor as a going business concern; provided, however, that the merger or consolidation of Newco with and into Debtor at any time after October 1, 2007 shall not constitute an Event of Default hereunder.

   6. Creditor's Remedies on Default.

   (a) On the occurrence of an Event of Default under this Security Agreement, Creditor may, at any time, without further notice to Debtor, declare any or all of the obligations secured by this Security Agreement immediately due and payable and Creditor's rights and remedies with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Creditor.

   (b) Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Creditor of any sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtor's address as set forth above and to any other address which Debtor has specified in writing to Creditor as the address at which notices hereunder shall be given to Debtor.

   (c) While any Event of Default hereunder shall be continuing, on Creditor's written notice to Debtor, Debtor will assemble the Collateral, at its sole cost and expense, and make it available to Creditor at such place, to be designated in said notice, as is reasonably convenient to both parties.

   (d) Debtor agrees to pay all reasonable costs and expenses incurred by Creditor following an Event of Default in (i) enforcing this Security Agreement and its rights hereunder in realizing upon any Collateral, and (ii) enforcing and collecting any of the Obligations, including without limitation reasonable attorneys' fees if Creditor retains counsel for any such purpose.

   (e) No act, delay, omission or course of dealing between Debtor and Creditor will be a waiver of any of Creditor's rights or remedies under this Security Agreement and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy. A waiver by Creditor of any rights or remedies under the terms of this Security Agreement or with respect to any obligation secured by this Security Agreement on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

   7. Other Rights of Creditor.  Debtor hereby authorizes
Creditor, at Creditor's sole expense, to file such financing statement or statements, security agreements or assignments and to perform all other acts which Creditor reasonably deems necessary in order to perfect and continue the security interest granted to Creditor herein. To the extent permitted by law, Creditor may file such documents without Debtor's signature. Upon payment in full of all amounts due and owing under the Promissory Note, Creditor shall, at Creditor's sole expense, terminate any financing statement, security agreement or assignment filed hereunder.

   8. Successors and Assigns. All rights and remedies of Creditor shall inure to the benefit of his heirs, beneficiaries, legal representatives, successors and assigns.

   9. Notice.  All notices given pursuant to this Security
Agreement shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at its address as first set forth above or to such other address as may be designated by written notice hereunder.

   10. Severability. If any term, provision, covenant or restriction of this Security Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any jurisdiction, then said term, provision, covenant or restriction shall be interpreted as closely as possible to the original term, provision, covenant or restriction so as to be valid and enforceable and consistent with the intent and purpose of said term, provision, covenant or restriction, and the remaining terms, provisions, covenants and restrictions of this Security Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   11. Governing Law. This Security Agreement and the transactions evidenced by it shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York, as they may from time to time be in effect.

   12. Entire Agreement. This Security Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and no modification, rescission, release, amendment or waiver (except as indicated herein) of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtor and by Creditor or their respective agents or legal representatives.

   13. Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed by its duly authorized representative as of the day and year first above written.

INTERNATIONAL MONETARY SYSTEMS, LTD.

By:  /s/ Donald F. Mardak
     ----------------------------
     Donald F. Mardak, President

ACKNOWLEDGED AND AGREED:

IMS HOLDINGS INC.

By: INTERNATIONAL MONETARY SYSTEMS,LTD.,
    its sole shareholder

By:  /s/ Donald F. Mardak
     ----------------------------
     Donald F. Mardak, President

                                EXHIBIT B
                          Form of Escrow Agreement

   THIS ESCROW AGREEMENT, dated as of the 31st day of January, 2007 (this "Agreement"), is by and among INTERNATIONAL MONETARY SYSTEMS, LTD., a Wisconsin corporation with its principal place of business located at 16901 W. Glendale Drive, New Berlin, Wisconsin 53151("IMS"), STEPHEN E. WEBSTER, an individual with a mailing address at 1595 Elmwood Avenue, Rochester, New York 14620 ("Webster"), and THE BANK OF CASTILE, a commercial bank organized under the laws of the State of New York with a mailing address at 50 North Main Street, Castile, New York 14427, as escrow agent ("Escrow Agent").

   WHEREAS, IMS, IMS Holdings Inc., a New York corporation
("Newco"), Alliance Barter, Inc., a New York corporation ("Alliance Barter"), and Webster entered into a certain Agreement and Plan of Merger, dated December __, 2006 (the "Merger Agreement"), pursuant to which, among other things, the parties thereto agreed that (i) Alliance Barter would be merged with and into Newco (the "Merger"), and (ii) IMS would pay Webster $2,500,000.00, payable by the delivery of 3,333,333 shares of voting common stock, $0.0001 par value per share, of IMS (the "Merger Shares"), all as set forth in the Merger Agreement; and

   WHEREAS, pursuant to the terms and conditions of the Merger
Agreement, IMS has guaranteed that Webster will receive a minimum of $2,500,000.00, net after all commissions and other expenses of sale, on his sale (or retention, pursuant to the terms of the Merger Agreement) of the Merger Shares; and

   WHEREAS, pursuant to the terms and conditions of Section 1.8 of the Merger Agreement, IMS has agreed to deposit certain sums of money into escrow with Escrow Agent, to be released from escrow and delivered to IMS and/or Webster in accordance with the terms and conditions set forth herein;

   NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein and in the Merger
Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Commencing on January 31, 2007 and continuing for each of the following fifty-nine (59) months, subject to the terms of the Merger Agreement, IMS will deposit with Escrow Agent Forty Thousand and 00/100 Dollars ($40,000.00) per month in immediately available funds (such funds, together with any and all interest and earnings accrued thereon, the "Escrow Funds"). Escrow Agent will invest the Escrow Funds pursuant to written instructions from IMS and Webster, and agrees to hold the Escrow Funds in escrow upon the terms and conditions set forth in this Agreement.

   2. Following the initial monthly deposit of Escrow Funds to be made on January 31, 2007, each monthly deposit of Escrow Funds shall be due on or before the 20th day of the month. If IMS fails to deliver to Escrow Agent the entire amount of any monthly deposit due under the Merger Agreement within ten (10) days after the date due (i.e., on or before the 30th day of the applicable month), IMS will pay Webster damages in the amount of $100 per calendar day for each day thereafter through and including the day the full deposit is made. This provision shall apply to each deposit independently of any other deposits.

   3. The Escrow Agent shall release the Escrow Funds from escrow and distribute the same to IMS and/or Webster, as applicable, as follows:

   (a) In the event that Escrow Agent receives a joint written notice from IMS and Webster, then the Escrow Funds, or such applicable portion of the Escrow Funds, shall be delivered to IMS and/or Webster pursuant to the instructions set forth in such written notice.

   (b) In the event that Escrow Agent receives a written notice from Webster at any time (a copy of which is also provided to IMS) indicating that IMS is in breach or default of its obligations under the Merger Agreement and requesting the delivery of all or a portion of the Escrow Funds, then, unless Escrow Agent receives a written notice from IMS disputing Webster's request within fifteen
(15) days following its receipt of Webster's written notice, Escrow Agent shall deliver to Webster the Escrow Funds, or such applicable portion of the Escrow Funds, as requested in Webster's written notice.

   (c) In the event that Escrow Agent receives a written notice from IMS at any time (a copy of which is also provided to Webster) indicating that IMS has satisfied all of its obligations under the Merger Agreement and requesting that any and all remaining Escrow Funds be delivered to IMS, then, unless Escrow Agent receives a written notice from Webster disputing IMS's request within fifteen (15) days following its receipt of IMS's written notice, Escrow Agent shall deliver to IMS the Escrow Funds.

   4. In the event that Escrow Agent receives a written notice of dispute from either IMS or Webster in accordance with the terms of
Section 3(b) or Section 3(c) above, then (i) that amount of the Escrow Funds equal to any undisputed portion as set forth in such notice may be released and delivered, and (ii) all remaining Escrow Funds shall continue to be held in escrow until Escrow Agent receives a joint written notice from IMS and Webster regarding the disbursement of the disputed portion of the Escrow Funds. Escrow Agent shall, as soon as reasonably practicable following its receipt of such joint written notice, pay the Escrow Funds to IMS and/or Webster, as applicable, in accordance with the instructions set forth in such joint written notice.

   5. In the event that Escrow Agent (i) receives a written notice of dispute from either IMS or Webster in accordance with the terms of Section 3(b) or Section 3(c) above, or (ii) is otherwise in doubt as to the action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Funds until Escrow Agent shall have received either (a) a final, non-appealable order directing delivery of the Escrow Funds from a court with jurisdiction over the parties, or
(b) a written agreement executed by IMS and Webster directing delivery of the Escrow Funds, in which event Escrow Agent shall disperse the Escrow Funds in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall be entitled to, and shall, act on such court and legal opinion without further questions.

   6. Escrow Agent shall have the power, authority and discretion expressly conferred upon it by this Agreement, and shall not be required to perform any act or do any thing not within such power, authority and discretion, except upon the joint written instructions of IMS and Webster. Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to Escrow Agent hereunder and believed in good faith by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that each of the undersigned has full power and authority to instruct Escrow Agent on behalf of the respective party for which each of the undersigned has signed. Escrow Agent shall not be liable for any action taken by it in good faith without gross negligence and believed by it to be authorized or within the power, authority or discretion conferred upon it by this Agreement, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel or upon any certificate, request, instruction or other document believed by it to be genuine and to have been signed and presented by the proper party or parties.

   7. For and in consideration of its services hereunder, Escrow
Agent shall receive an annual fee in an amount equal to Five Hundred and 00/100 Dollars ($500.00) and shall be entitled to receive reimbursement for any reasonable costs and expenses it incurs in connection with the performance of its duties hereunder. All fees, costs and expenses due and payable to Escrow Agent under this Agreement shall be borne by IMS and shall be paid within thirty (30) days following Escrow Agent's written request therefor. Escrow Agent shall be jointly and severally indemnified by IMS and Webster against any loss, liability or expense incurred by Escrow Agent without gross negligence or bad faith on the part of Escrow Agent arising out of or in connection with its services hereunder, including the costs and expenses of defending itself against any claim of liability arising out of or in connection with its services hereunder. The provisions of
Section 6 above and this Section 7 shall survive the termination of this Agreement and the resignation or removal of Escrow Agent.

   8. This Agreement shall terminate on the date upon which the Escrow Funds shall have been completely distributed pursuant to the terms and conditions contained herein.

   9. All notices required to be given pursuant to the terms and conditions of this Agreement shall be in writing and shall be deemed to have been received (i) at the time of personal delivery, (ii) if sent by facsimile, when receipt thereof is acknowledged by a confirmation copy of the same, (iii) the next business day following the date on which the same has been delivered prepaid to a nationally recognized courier service, or (iv) three (3) business days following deposit in the mail as registered or certified, postage prepaid. All such notices shall be addressed to the parties at their respective addresses set forth above.

   10. This Agreement may not be amended, modified, supplemented or otherwise altered, except by a writing signed by each of the parties hereto.

   11. This Agreement constitutes the entire agreement among the parties hereto with respect to the escrow of the Escrow Funds, and supersedes all prior understandings and agreements with respect thereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
This Agreement expressly sets forth all of the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

   12. This Agreement and all matters relating to its validity, interpretation, performance and enforcement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York.

   13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Escrow Agreement as of the date first above written.

INTERNATIONAL MONETARY SYSTEMS, LTD.

By:  /s/ Donald F. Mardak
     ----------------------------
     Donald F. Mardak, President



     /s/ Stephen E. Webster
     ---------------------------
     Stephen E. Webster



THE BANK OF CASTILE
Escrow Agent

By:
     ---------------------------

                                    EXHIBIT C
                             Form of Lease Agreement



                                 To be provided.



                                      C-1